UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2015

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 11, 2016, Cytokinetics, Incorporated issued a press release outlining Vision 2020: Empowering Our Future, a strategic initiative designed to deepen and expand its pipeline over the next five years as well as advance a portfolio of muscle-biology directed drug candidates toward late-stage development and commercialization to address urgent unmet needs of people living with conditions characterized by impaired muscle function.

The key components of Vision 2020: Empowering Our Future are:
• Progress proprietary research programs focused on muscle contractility, growth and energetics into development under new collaborations;
• Advance next-generation skeletal and cardiac muscle activator compounds into clinical development by leveraging existing research collaborations;
• Conduct late-stage clinical development of novel, first-in-class muscle activators for the potential treatment of amyotrophic lateral sclerosis (ALS), spinal muscular atrophy (SMA), heart failure and other diseases impacting muscle function;
• Collaborate with patient communities to support the urgent development of new medicines for diseases of impaired muscle function with pressing unmet medical needs; and
• Mature company operations to enable development, registration and commercialization of muscle biology drug candidates across North America and Europe.

Over the next five years, Cytokinetics envisions expanding its portfolio of novel muscle activators by leveraging proprietary and partnered programs, as the company transitions into a mature, commercial-ready organization with multiple, first-in-class compounds for the potential treatment of people living with diseases of impaired muscle function who have few if any treatment options.

Item 9.01 Financial Statements and Exhibits.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

January 11, 2016	By:	/s/ Sharon A. Barbari

Name: Sharon A. Barbari
Title: Executive Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

9.1	Press Release Dated January 11, 2016